CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement of Templeton China World Fund, Inc. on Form N-1A, File No. 333-104602, of our Report dated September 25, 2002, relating to the financial statements and financial highlights of Templeton China World Fund, Inc. which appear in the August 31, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                        /s/PricewaterhouseCoopers LLP

San Francisco, California
July 22, 2003